Proxy FACT SHEET

SPECIAL MEETING OF SHAREHOLDERS OF THE:



B.B. MICRO-CAP GROWTH FUND (FORMERLY: BJURMAN BARRY MICRO-CAP GROWTH FUND)

As of the close of business on January 16, 2009, the record date, the outstanding shares were as follows:

                                9,778,616

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FUND'S CONTACT INFO
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                  *1-800-GABELLI (422-3554)*

        ***THIS DOCUMENT FOR TAG INTERNAL USE ONLY***


IMPORTANT DATES
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         RECORD DATE: January 16, 2009
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        MEETING DATE: MARCH 16, 2009

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           MAIL DATE: In process
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        MEETING TIME: 10:00 a.m. EST
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            LOCATION: One Corporate Center
                                                              \
                      Rye, NY 10580

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OTHER INFO
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        INBOUND LINE: 1-866-829-0541
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WHY IS A SHAREHOLDER MEETING BEING HELD?

The purpose of the Meeting is to consider and act upon the following matter:


1. To approve a proposed Agreement and Plan of Reorganization and Liquidation between the B.B. Fund and the GAMCO Westwood Mighty MitesSM Fund (the "Mighty Mites Fund"), a series of the GAMCO Westwood Funds, which contemplates the transfer to the Mighty Mites Fund of all the assets and known and disclosed liabilities of the B.B. Fund in exchange for Class AAA Shares of the Mighty Mites Fund and the distribution of such shares to the shareholders of the B.B. Fund, and the liquidation and dissolution of the B.B. Fund, and the termination of the B.B. Fund's registration under the Investment Company Act of 1940, as amended.

2. To transact such other business as may properly come before the Meeting.


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PROPOSAL LANGUAGE:

       I. PROPOSAL - TO APPROVE THE AGREEMENT AND PLAN OF REORGANIZATION

        At a meeting held on November 11, 2008, the Board of Trustees of the B.B. Trust (the "B.B. Board"), including all of the Trustees who are not "interested persons" of the B.B. Trust (the "Independent Trustees"), as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as
amended (the "1940 Act"), considered and approved an Agreement and Plan of Reorganization and Liquidation dated November 28, 2008 (the "Plan of
Reorganization"), a copy of which is attached to this proxy statement as Appendix A. Under the Plan of Reorganization, the B.B. Fund will assign all of its assets and known and disclosed liabilities to the Mighty Mites Fund in exchange for a number of Class AAA Shares of the Mighty Mites Fund equivalent in value to shares of the B.B. Fund outstanding immediately prior to the Closing Date (as defined below). This will be followed by a distribution of those shares to B.B. Fund shareholders so that each B.B. Fund shareholder would receive shares of the Mighty Mites Fund equivalent to the value of B.B. Fund shares held by such shareholder on the date of the transaction (the "Closing Date"), currently scheduled on or about March 27, 2009, the subsequent liquidation and dissolution of the B.B. Fund, and the termination of the B.B. Trust's registration statement under the 1940 Act (this proposed transaction is referred to as the "Reorganization"). Like the B.B. Fund, the Mighty Mites Fund is a series of an open-end investment company registered with the SEC.


WHO IS ASKING FOR MY VOTE?

The Board of Directors of the Fund; and they recommend that shareholders vote FOR the meeting agenda.

WHY DOES THE BOARD RECOMMEND A VOTE FOR PROPOSAL 1?

The Board of Directors believes that this combination will provide significant benefits to shareholders of the B.B. Fund. The Reorganization will enable shareholders to invest in a fund with substantially similar investment strategies. Combining the two funds' assets will result in the creation of a single fund with a larger asset base than the assets of the B.B. Fund alone. This greater asset size would allow shareholders to take advantage of the possible benefits of economies of scale and of spreading fixed costs across a larger asset base. Further, the Reorganization would be tax-free and would not dilute your investment.

As a result of the Reorganization, each shareholder of the B.B. Fund will receive full and fractional shares of Class AAA Shares of the Mighty Mites Fund equal in value at the time of the Reorganization to the value of such shareholder's shares of the B.B. Fund. The B.B. Trust's Board has determined that the interests of existing shareholders will not be diluted as a result of the transactions contemplated by the Reorganization. For the reasons set forth below under "Reasons for the Reorganization," the B.B. Trust's Board, on behalf of the B.B. Fund, including the Independent Trustees, concluded that the Reorganization would be in the best interest of the shareholders of the B.B. Fund and recommends approval of the Plan of Reorganization.


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1.       DESCRIPTION OF THE MIGHTY MITES FUND'S CLASS AAA SHARES

The Mighty Mites Fund's Class AAA Shares to be issued to the B.B. Fund's shareholders pursuant to the Reorganization will be duly authorized, validly issued, fully paid and nonassessable when issued, and will be transferable without restriction and will have no preemptive or conversion rights. The Mighty Mites Fund's Class AAA Shares will be sold and redeemed based upon the net asset value ("NAV") per share of the Mighty Mites Fund Class AAA Shares next determined after receipt of the purchase or redemption request, as described in the Mighty Mites Fund's Prospectus.

2.       REASONS FOR THE REORGANIZATION

The recommendation of the B.B. Board with respect to the Reorganization of the B.B. Fund arose from discussions of strategic alternatives for the B.B. Trust, of which the B.B. Fund is a separate series) over a period of several years, as described below. As a result of those discussions, the B.B. Board and BB&A mutually agreed that the previous investment advisory agreement between the B.B. Trust and BB&A with respect to the B.B. Fund should not be renewed after the expiration of the term of the agreement on November 28, 2008, and the Independent Trustees selected Teton as the interim investment adviser to the B.B. Fund pending shareholder approval of the Reorganization. The B.B. Board also approved the liquidation of the other two series of the B.B. Trust, the Bjurman, Barry Mid Cap Growth Fund (the "Mid Cap Fund") and the Bjurman, Barry Small Cap Growth Fund (the "Small Cap Fund"), which were liquidated on December 15, 2008.

BOARD DISCUSSIONS FROM JUNE 2006 - MARCH 2008

As a result of discussions at meetings of the B.B. Board and its Committees, in June 2006 the Independent Trustees developed and provided to BB&A a list of strategic issues of concern related to the future operations of the B.B. Trust. These concerns included matters such as the impact of increasing shareholder redemptions from the B.B. Fund on its investment results (the assets of the B.B. Fund had declined from approximately $822 million in March 2004 to approximately $505 million in June 2006); BB&A's short-range and long-range plans for marketing and distribution of the B.B. Fund, the Mid Cap Fund and the Small Cap Fund; and the long-term viability of the Mid Cap Fund and the Small Cap Fund (which had assets of only $7.6 million and $26 million respectively as of June
2006).

The B.B. Board recognized that many of these issues would be resolved by improved investment performance and that the market environment had not been favorable for BB&A's growth-oriented investment approach. Accordingly, the B.B. Board continued to discuss these matters at subsequent meetings of the B.B. Board and its Committees.

WILL MY VOTE MAKE A DIFFERENCE?

YES! Your vote is important, no matter how many shares you own.
The Board of Directors for B.B. Micro-Cap Growth Fund recommends that shareholders vote FOR the meeting agenda.



BENEFICIAL SHAREHOLDERS...

BY TOUCHTONE:  CALL 1-800-690-6903 AND FOLLOW THE SIMPLE INSTRUCTIONS.

BY INTERNET:   GO TO WWW.PROXYVOTE.COM AND FOLLOW THE INSTRUCTIONS FOUND ON THE
WEBSITE.